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                                                                  EXHIBIT 99.1





                                                          FOR IMMEDIATE RELEASE


              ARCADIA FINANCIAL LTD. COMPLETES TENDER OFFER AT 101%
                       FOR 11 1/2% SENIOR NOTES DUE 2007

         MINNEAPOLIS, May 11, 2000 - Arcadia Financial Ltd. ("Arcadia"), an indirect wholly owned subsidiary of Associates First Capital Corporation (NYSE:
AFS), today announced the expiration of the tender offer that Arcadia commenced on April 13, 2000 (the "Tender Offer") for its 11 1/2% Senior Notes due 2007 (the "Notes") at a purchase price equal to 101% of each $1,000 in principal amount of Notes tendered, plus accrued and unpaid interest to May 11, 2000 (the "Tender Offer Expiration Time"). Notes in the aggregate principal amount of $420,000 were tendered in the Tender Offer and have been accepted by Arcadia.

         The Tender Offer to which this announcement relates is unrelated to the tender offer and consent solicitation for the Notes commenced by Arcadia on May 8, 2000.

         The Depositary for the Tender Offer is Norwest Bank Minnesota, National Association.

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Contact Information

Media:                 David Sandor
                       The Associates
                       (972) 652-7569

Security Analysts:     (972) 652-7294
                       investor_relations@afcc.com

Shareholders:          1-888-NYSE-AFS